EXHIBIT 23.2



                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
STEPHEN H.DURLAND          340 ROYAL PALM WAY, 3RD FLOOR    MEMBERS OF:
-----------------             PALM BEACH, FL   33480        FLORIDA INSTITUTE
ALSO CERTIFIED IN         (561) 822-9995 * FAX 822-9942     OF CPAS
CA, CO, GA, LA, MA,
MD, MS, NC, NJ, NY,
SC, TX, WI





SD Products Corp.
Atlanta, GA


INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:


We hereby consent to the incorporation by reference in the Registration Statement of SD Products Corp., on Form SB-1 of our report dated December 20, 2000, on the financial statements of the company, as of September 30, 20000 and for the year then ended included in the Company's 2000 Annual Report on Form 10-KSB.



                                               /s/ Durland & Company, CPAs, P.A.
                                                   Durland & Company, CPAs, P.A.

Palm Beach, Florida
December 26, 2000